UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2012

GREEN INNOVATIONS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54221	26-2944840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1222 SE 47th Street, Cape Coral, FL		33904
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (239) 829-4372

Winecom, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 24, 2012, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our Articles of Incorporation to change our name from Winecom, Inc. to Green Innovations Ltd. and to increase our authorized capital from 100,000,000 to 150,000,000 shares of common stock, par value of $0.0001.  The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

The name change and the increase of our authorized capital were approved on August 15, 2012 by 80% of the holders of our common stock by way of a written consent resolution.  Our board of directors and the holders of our common stock also approved a 20 new for one (1) old forward split of our issued and outstanding shares of common stock.  Once effective, our issued and outstanding shares of common stock will increase from 5,000,000 to 100,000,000 shares of common stock, par value of $0.0001.  Our definitive Schedule 14C, Information Statement was filed on August 28, 2012.

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on October 1, 2012 under the symbol “WNCMD”.  The "D" will be placed on our ticker symbol for 20 business days.  After 20 business days, our ticker symbol will revert back to its original symbol “WNCM”.  After 30 business days from October 1, 2012, our ticker symbol will change from “WNCM” to “GNIN” to better reflect the new name of our company.  Our new CUSIP number is 39305T106.

Item 9.01 Financial Statements and Exhibits

3.1 Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN INNOVATIONS LTD.

/s/ Bruce Harmon
Bruce Harmon
Chief Executive Officer and Director

Date: October 1, 2012